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                                                                    Exhibit 23.1



                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CONSOL Energy Inc. Equity Incentive Plan filed September 22, 1999 of our report dated January 16, 2002 (except for Note 31 as to which the date is May 10, 2002), with respect to the consolidated financial statements of CONSOL Energy Inc. included in this Annual Report (Form 10-K/A) of CONSOL Energy Inc.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 22, 2002

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